UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2023, Amesite Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with George Parmer, a member of its Board of Directors (the “Purchaser”) pursuant to which it issued and sold 100,000 shares (the “Shares”) of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to such Purchaser for an aggregate purchase price of $1,000.

The Subscription Agreement contains customary representations and warranties and agreements and obligations of the parties.

The foregoing description of the material terms of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Shares of Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2023, the Company filed a Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to create a new class of Series A Preferred Stock, par value $0.0001 per share. The Certificate of Designation designates 100,000 shares of authorized preferred stock as Series A Preferred Stock. The Series A Preferred Stock are not entitled to receive dividends or any other distributions. The Series A Preferred Stock are entitled to one thousand votes per share and shall vote together with the issued and outstanding shares of the Company’s common stock as a single class exclusively with respect to the Reverse Stock Split (as defined in the Certificate of Designation). The Series A Preferred Stock have no rights as to any distribution or assets of the Company upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company. The outstanding shares of Series A Preferred Stock shall be redeemed in whole, but not in part for an aggregate price of $1,000 (i) if such redemption is ordered by the Company’s board of directors, in its sole discretion, or (ii) automatically and effective immediately after the effectiveness of the Reverse Stock Split.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock dated January 13, 2023
10.1	Subscription and Investment Representation Agreement dated January 13, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: January 13, 2023	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer